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                                                                 CONFORMED COPY



                                                                    Exhibit 5.3






                                                             September 18, 2003



Inco Limited
      145 King Street West,
           Suite 1500,
                Toronto, Ontario M5H 4B7


Dear Sirs:

                  We have acted as your United States counsel in connection with the registration under the Securities Act of 1933 (the "Act") of $300,000,000 aggregate amount of debentures issued by Inco Limited (the "Company"). We hereby confirm to you our opinion as set forth under the heading "Certain Income Tax Considerations - Certain United States Federal Income Tax Considerations" in the prospectus(the "Prospectus"), included in the related Registration Statement on Form F-9 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") on September 18, 2003.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain Income Tax Considerations - Certain United States Federal Income Tax Considerations" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                             Very truly yours,



                                             /s/ SULLIVAN & CROMWELL LLP